                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant /X/

     Filed by a party other than the registrant / /

     Check the appropriate box:

     / / Preliminary proxy statement        / / Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     /X/ Definitive proxy statement

     / / Definitive additional materials

     / / Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12
                             LINDBERG CORPORATION
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)
                             LINDBERG CORPORATION
- --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

     /X/ $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2)
or Item 22(a)(2) of Schedule 14A.

     / / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

     / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
0-11.

     (1) Title of each class of securities to which transaction applies:

- --------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

- --------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

- --------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

- --------------------------------------------------------------------------------

     (5) Total fee paid:

- --------------------------------------------------------------------------------

     / / Fee paid previously with preliminary materials.

- --------------------------------------------------------------------------------

     / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

- --------------------------------------------------------------------------------

     (2) Form, schedule or registration statement no.:

- --------------------------------------------------------------------------------

     (3) Filing party:

- --------------------------------------------------------------------------------

     (4) Date filed:

- --------------------------------------------------------------------------------

                              LINDBERG CORPORATION
                             6133 NORTH RIVER ROAD
                                   SUITE 700
                            ROSEMONT, ILLINOIS 60018

LEO G. THOMPSON
President and
Chief Executive Officer

                                                                  March 24, 1995




TO OUR STOCKHOLDERS:

      You are cordially invited to attend the annual meeting of stockholders of Lindberg Corporation, which will be held in the Auditorium at Riverway, 6133 North River Road, Rosemont, Illinois, on Wednesday, April 26, 1995, at 9:00 a.m., Chicago time.

      At the meeting, management will review with you the Company's performance during the past year and major developments which occurred during the year. There will be an opportunity for stockholders to ask questions about the Company and its operations.

      To assure that your shares are represented at the meeting, please return the enclosed proxy card as soon as possible. The proxy is revocable and will not affect your right to vote in person if you are able to attend the meeting.

                                        Sincerely yours,

                                        /s/ Leo G. Thompson

                              LINDBERG CORPORATION




                                   __________




                    Notice of Annual Meeting of Stockholders

                                 APRIL 26, 1995

      The annual meeting of stockholders of Lindberg Corporation will be held in the Auditorium at Riverway, 6133 North River Road, Rosemont, Illinois on Wednesday, April 26, 1995, at 9:00 a.m., Chicago time, for the following purposes:

      1.  To elect one Class I director.

      2.  To approve amendments to the 1991 Stock Option Plan for Key Employees.

      3.  To approve amendments to the 1991 Stock Option Plan for Directors.

      4. To transact such other business as may properly come before the meeting.

      All stockholders of record at the close of business on March 10, 1995 are entitled to vote at the meeting. A list of stockholders of the Company entitled to vote at the meeting will be kept at the offices of the Company for a period of ten days prior to the meeting.

      Stockholders who do not intend to be present at the meeting in person are requested to mark, date, sign and return the enclosed proxy, which does not require postage if mailed in the United States.


                                           S. S. PENLEY
                                           Secretary


Rosemont, Illinois
March 24, 1995

                              LINDBERG CORPORATION
                             6133 NORTH RIVER ROAD
                                   SUITE 700
                           ROSEMONT, ILLINOIS  60018


                                 ___________

                                                                  March 24, 1995
                                Proxy Statement

                         ANNUAL MEETING OF STOCKHOLDERS


                 This proxy statement is furnished in connection with the solicitation by the board of directors of Lindberg Corporation (the "Company") of proxies for use at the annual meeting of stockholders of the Company to be held on April 26, 1995, and at any adjournments of such meeting. Stockholders who execute proxies may revoke them at any time before they are voted, either in person at the meeting, by written notice to the Secretary at the above address, or by delivery of a later-dated proxy.

                      SHARES OUTSTANDING AND VOTING RIGHTS


                 The Company had outstanding on the record date for the meeting 4,722,016 shares of common stock. Each share has one vote, without the right to cumulate votes in the election of directors. All stockholders of record at the close of business on March 10, 1995 are entitled to vote at the meeting.

                           THE ELECTION OF DIRECTORS

                 The board of directors proposes the election of R. F. Decker as a Class I director. He is an incumbent Class I director. It is intended that shares represented by properly executed proxies will be voted, in the absence of contrary instructions, for the election of Dr. Decker as director. Directors are elected by a plurality of the votes cast by the holders of common stock at a meeting at which a quorum is present. This means that the individual receiving the largest number of votes cast will be elected. Broker non-votes, abstentions and proxies specifying "withhold authority" are counted for purposes of establishing a quorum, but will have no effect on the election. Should the nominee become unable to accept nomination or election, which management does not anticipate, the proxies will be voted for such other person as shall be determined by the board of directors in its discretion.

         The following table sets forth information concerning the nominee for Class I director and each incumbent Class II and Class III director.

  Name, Year
 First Elected                                              Principal Occupation for Last
Director and Age                                            Five Years and Public Company Directorships
- ----------------                                            -------------------------------------------
                                                   NOMINEE FOR TERM EXPIRING IN 1998 (CLASS I)
R. F. Decker  . . . . . . . . . . . . . .    President and Chief Executive Officer, University Science Partners, Inc. (a general
  1987--64                                   partnership that funds, develops and commercializes university and national laboratory technology) since August 1986; Chairman since December 1988, Chief
                                             Executive Officer from December 1988 to April 1993, President from January 1990 to
                                             December 1990, and Treasurer from December 1988 to December 1990, of Thixomat, Inc.
                                             (a general partnership formed to promote and commercialize Thixomolding(TM)
                                             technology and in which the Company has a minority investment)(1).

                                                 DIRECTORS WHOSE TERM EXPIRES IN 1996 (CLASS II)

G. H. Bodeen  . . . . . . . . . . . . . .    Chairman of the Board since December 1980 and Chief Executive Officer from April
  1960--71                                   1965 to December 1990.

J. T. Schanck . . . . . . . . . . . . . .    Retired; director from September 1986 to April 1991 and Vice Chairman from
  1975--64                                   September 1986 to December 1988, of Illinois Tool Works Inc. (producer of specialty engineered products and systems).

                                                DIRECTORS WHOSE TERM EXPIRES IN 1997 (CLASS III)

J. W. Puth  . . . . . . . . . . . . . . .    President, J. W. Puth Associates (industrial consultants) since December 1987;
   1987--66                                  Chairman, American Lantern Company (manufacturer of outdoor lighting fixtures) since
                                             December 1987; Chairman of the Executive Committee, Sullivan Graphics, Inc.
                                             (commercial printer) from June 1992 to February 1993.  Also a director of L.B.
                                             Foster Co., System Software Associates, Inc., TNT Freightways Corporation, Allied
                                             Products Corporation and A.M. Castle & Co.

L. G. Thompson  . . . . . . . . . . . . .    President and Chief Executive Officer since January 1991, and President and Chief
   1987--54                                  Operating Officer from September 1987 to December 1990, of the Company.


(1) Dr. Decker owns a 43.2% interest in University Science Partners, Inc., which owns a 26% equity interest in Thixomat, Inc., in which the Company owns an 11% interest.

      THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE IN FAVOR OF THE ELECTION OF THE NOMINEE FOR DIRECTOR.

FUNCTIONING OF THE BOARD AND COMMITTEES

      The Company's board of directors has an executive compensation committee, an audit committee, a finance committee and a directors stock option committee.

      Members of the executive compensation committee are J. T. Schanck, chairman, G. H. Bodeen and J. W. Puth. The committee reviews the performance of the Company's Chief Executive Officer, makes recommendations to the full board with respect to salary policy and compensation of senior officers and administers the 1991 Stock Option Plan for Key Employees. The committee also performs the function of a nominating committee, reviewing and making recommendations to the full board with respect to the qualifications and responsibilities of members of the board. The committee will consider persons brought to its attention by officers, directors and stockholders. Proposals may be submitted to the committee at the address shown on page one of this proxy statement, attention of the Secretary. During 1994, the committee met twice.

      Members of the audit committee are R. F. Decker, chairman, J. W. Puth and
J. T. Schanck. Its responsibilities are to review audit procedures and the scope of examination by the Company's independent public accountants, results of the annual audit by the Company's independent public accountants, internal audit procedures, and to recommend to the full board annually the independent public accountants. During 1994, the committee met once.

      Members of the finance committee are J. W. Puth, chairman, G. H. Bodeen and L. G. Thompson. The committee reviews and makes recommendations to the full board regarding capital investments, dividend policy and major financial matters. During 1994, the committee met three times.

      The board of directors of the Company met on six occasions during 1994.

                             EXECUTIVE COMPENSATION
COMPENSATION OVERVIEW

      The Company compensates its executive officers at competitive levels while at the same time structuring that compensation in a manner that links executive compensation to the performance of the Company. The following table sets forth information regarding the compensation of the Company's Chief Executive Officer and the Company's other executive officers.

                           SUMMARY COMPENSATION TABLE

                                                                                                                   Long Term
                                                                      Annual Compensation                         Compensation
                                                          ------------------------------------------              ------------
                                                                                        Other Annual
                                                          Salary         Bonus          Compensation
Name and Principal Position                 Year           ($)          ($)(1)             ($)(2)                 Options (#)
- ---------------------------                 ----          -------       -------          -----------              -----------
L. G. Thompson  . . . . . . . . . .         1994         225,000        168,750              --                     22,000
  President and Chief                       1993         204,792        126,850              --                      6,000
  Executive Officer                         1992         196,458         35,000            17,109                     --

S. S. Penley  . . . . . . . . . . .         1994         120,000        63,000               --                      9,000
  Senior Vice President and                 1993         114,125        46,625               --                      4,000
  Chief Financial Officer                   1992         111,625          --                 --                       --

M. W. Nelson  . . . . . . . . . . .         1994         120,000        58,375               --                     14,000
  Senior Vice President and                 1993         104,000        31,525               --                      4,000
  Manager of Heat Treat                     1992          94,000        12,189               --                       --
  Operations

(1) In 1992, Mr. Thompson received compensation in the form of an award of 10,000 shares of common stock of the Company in recognition of past and future services performed by Mr. Thompson as Chief Executive Officer of the Company. The stock was valued at the market price of the shares on the day of the award. Messrs. Thompson and Penley's 1993 and 1994 bonuses, and Mr. Nelson's 1992--1994 bonuses were cash bonuses.

(2) Mr. Thompson's Other Annual Compensation for 1992 consists of the amount the Company paid to Mr. Thompson to reimburse him for the estimated amount of the income taxes that he incurred as a result of the stock award discussed in note (1).

         Compensation of non-employee directors consists of an annual retainer fee of $16,000 ($20,000 after January 1995) and a fee of $750 ($1,000 after January 1995) for each board or committee meeting attended. In addition, each committee chairman receives a $1,000 ($2,000 after January 1995) per year. Under the Company's 1991 Stock Option Plan for Directors, each non-employee director is granted, upon becoming a director, an option to purchase 9,000 shares of the Company's common stock, exercisable in equal installments on each of the first, second, and third anniversaries of the grant. The exercise price for shares granted under such plan is their fair market value at the time of grant.

         In addition to his consulting fee described in the next paragraph, Mr. Bodeen receives a fee of $30,000 per year as Chairman of the Board.

         Mr. Bodeen retired as an employee of the Company effective January 1, 1991 and entered into an agreement to provide consulting services to the Company. In consideration for the consulting services, the agreement provides that Mr. Bodeen will receive annual compensation of at least $100,000 until December 31, 2000, and certain perquisites consistent with the position. The agreement prohibits Mr. Bodeen from competing with the Company during the term of the agreement. In the event that during the term of the agreement Mr. Bodeen becomes permanently disabled or dies, he or his wife will receive annually one-half the amount of compensation he would have otherwise received under the agreement. In addition to his fee as Chairman of the

Board described above, Mr. Bodeen receives annual retirement benefits of $91,017 until the year 2000 under the Company's Supplemental Retirement Benefits Plan.

OPTION GRANTS AND EXERCISES IN 1994 AND TABLE OF YEAR-END OPTION VALUES

         The Company granted options to its executive officers and some of its other employees in 1994. The following table sets forth information concerning individual grants of stock options to the Company's executive officers during 1994.

                             OPTION GRANTS IN 1994


                                                                      Potential Realizable
                                                                         Value at Annual
                                                                            Rates of
                               Percent of                                  Stock Price
                              Total Options   Exercise                   Appreciation For
                  Number of    Granted to      Price                        Option Term
                   Options    Employees in     Per       Expiration   --------------------------
Name              Granted(1)   Fiscal Year    Share(2)      Date      0%(3)    5%(4)      10%(4)
- ----              ----------   -----------    --------      ----      -----    -----      ------
L. G. Thompson      22,000        24.58       $8.000      9/29/04      $0    $110,685   $280,499
S. S. Penley         6,000         6.70        8.000      9/29/04       0      30,187     76,500
                     3,000         3.35        5.375      1/28/04       0      10,141     25,699
M. W. Nelson         8,000         8.94        8.000      9/29/04       0      40,249    102,000
                     6,000         6.70        5.375      1/28/04       0      20,282     51,398

(1) Options were granted for a term of ten years, subject to earlier termination in certain events related to termination of employment. Options become exercisable in four equal annual installments commencing on the first anniversary of the grant.

(2) All of the options have an exercise price of the market price of the Company's common stock at the time of grant.

(3) This column is included to show that, as the options have an exercise price of market price at grant, the optionees will realize gains only when there is an increase in the stock price above the exercise price, in which event all stockholders will benefit commensurately.

(4) The amounts under the columns labeled "5%" and "10%" are included pursuant to certain rules promulgated by the Securities and Exchange Commission and are not intended to forecast future appreciation, if any, in the price of the Company's common stock. These amounts are based on the assumption that the named executives hold the options granted for the full term of their options and that the price of the Company's common stock appreciates at assumed rates of 5% and 10%, respectively, compounded annually over the term of the options. The actual value of the options will vary in accordance with the market price of the Company's common stock.

         The following table sets forth the year-end value of unexercised options held by the executive officers on December 31, 1994.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES





                                                      Number of                Value of Unexercised
                                                     Unexercised               In-the-Money Options
                     Shares                       Options at FY-End                 at FY-End
                  Acquired on     Value       -------------------------     ------------------------
Name              Exercise(#)   Realized($)   Exercisable/Unexercisable     Exercisable/Unexercisable
- ----              -----------   -----------   -------------------------     -------------------------
L. G. Thompson       4,000          8,563          20,000/34,000                $10,000/$16,125
S. S. Penley         3,000          9,375          21,750/13,250                    875/11,500
W. Nelson            1,000          2,000           8,500/18,500                  2,250/14,250


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        The members of the executive compensation committee are J. T. Schanck, chairman, G. H. Bodeen and J. W. Puth. G. H. Bodeen currently holds the office of Chairman of the Company, and was, until January 1, 1991, the Chief Executive Officer of the Company. J. W. Puth is the owner of J. W. Puth Associates, to which the Company pays approximately $18,000 per year for rent and secretarial services for the office that G. H. Bodeen rents from J. W. Puth Associates.

       EXECUTIVE COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

        Decisions on compensation of the Company's executives are made by the three-member executive compensation committee of the board. Each member of the executive compensation committee is a non-employee director. The committee establishes the compensation of L. G. Thompson, Chief Executive Officer, based on its evaluation of Mr. Thompson's performance. It establishes the compensation of the other officers of the Company in consultation with Mr. Thompson. All decisions by the executive compensation committee relating to the compensation of all the Company's officers are reviewed by the full board, except for decisions about awards under certain of the Company's stock-based compensation plans, which must be made solely by the committee in order for the grants or awards under such plans to satisfy Rule 16b-3 under the Securities Exchange Act of 1934. Set forth below is the report submitted by Messrs. Schanck, Bodeen and Puth in their capacity as the board's executive compensation committee.

COMPENSATION POLICIES FOR EXECUTIVE OFFICERS

        The executive compensation committee's executive compensation policies are designed to provide competitive levels of compensation that integrate with the Company's annual and long-term performance goals, reward above-average corporate performance, recognize individual initiative and achievements, and assist the Company in attracting and retaining qualified executives.

        The executive compensation committee also endorses the position that stock ownership by management and stock-based performance compensation arrangements are beneficial in aligning management's and stockholders' interests in the enhancement of stockholder value. The committee has recommended that stock-based incentives and incentive pay tied to objective performance of the Company should be significant elements of the compensation for the executive officers.

        Section 162(m) of the Internal Revenue Code of 1986, as amended, which limits the deduction for federal income tax purposes of certain compensation paid by any publicly held corporation to its chief executive officer and its four other highest compensated officers to $1 million per each such executive, is not relevant at the current level of compensation of the Company's executive officers.

RELATIONSHIP OF PERFORMANCE UNDER COMPENSATION PLANS

        The primary measure of performance that is utilized under the Company's compensation plans each year is targeted versus actual annual net earnings. Actual versus targeted annual net earnings for the Company as a whole accounted for from fifty to one hundred percent of each executive officer's target level of bonuses for 1994, with business unit earnings performance criteria accounting for the rest. Annual operating budgets utilized for purposes of evaluating annual bonuses are developed by the Company's senior officers, including Mr. Thompson. They are subsequently approved by the board of directors. In the event that the minimum threshold level of target net earnings is not attained, no cash bonus is paid. In 1994, the executive compensation committee awarded cash bonuses to the executive officers based on objectives established by the board for Company earnings performance.

        The executive compensation committee considers stock options effective incentives for enhanced future performance by the Company's employees. In 1994, the committee granted stock options to the executive officers and other key managers.

OTHER COMPENSATION PLANS

        At various times in the past the Company has adopted certain broad-based employee benefit plans in which executive officers have been permitted to participate and has adopted certain retirement, life and health insurance plans. In September 1994, the Board of Directors of the Company approved a Supplemental Executive Retirement Benefits Plan (the "Supplemental Plan"). Under the Supplemental Plan, benefits are payable to eligible participants to the extent such benefits exceed the maximum benefits payable under the Lindberg Corporation Pension Plan (the "Pension Plan") (by federal law, deductibility of benefits is limited to those based on maximum annual covered compensation of $150,000). Benefits under these plans are not directly or indirectly tied to Company performance. Messrs. Thompson, Penley and Nelson will be eligible to participate in the Supplemental Plan. (See also "Pension and Retirement Plans.")

CEO COMPENSATION

        The executive compensation committee establishes the annual base salary of the Chief Executive Officer. In setting the base salary of the Chief Executive Officer, the committee considers a number of factors, including competitive compensation data, the individual's experience, responsibility and job performance.

        Mr. Thompson became Chief Executive Officer on January 1, 1991, at which time his salary was established at $205,000 per year. In July 1992, Mr. Thompson recommended to the board that his salary be lowered by 10% in response to business conditions at the time. The board approved that decrease, and it remained in effect until June 1, 1993. Mr. Thompson's salary was increased to $225,000 per year in August 1993, which was his first increase since becoming Chief Executive Officer. His salary was increased to $250,000 per year in January 1995.

        Mr. Thompson is eligible for a cash bonus and a stock option grant pursuant to the plans described above. In 1994, the Company awarded Mr. Thompson a cash bonus of $168,750, which was based entirely on objective performance as measured by actual net earnings against target net earnings, and a grant of 22,000 options.

MARCH 1, 1995

                                    EXECUTIVE COMPENSATION COMMITTEE
                                    J. T. Schanck
                                    G. H. Bodeen
                                    J. W. Puth


PENSION AND RETIREMENT PLANS

        The executive officers of the Company are covered by the Pension Plan. The Pension Plan provides retirement benefits for participating employees which are calculated with reference to years of service and final average monthly compensation (salary and bonus). In addition, they will be eligible to participate in the Company's Supplemental Plan. The following table shows estimated annual benefits payable upon retirement under the Pension Plan and the Supplemental Plan to employees with the indicated years of service and final average annual compensation. The estimated annual benefits are based on the assumption that both plans will continue in effect and that the participant retires at age 65. Benefits are not subject to reduction for Social Security benefits. At December 31, 1994, the credited years of service under the Plan for Messrs. Thompson, Penley, and Nelson were 7, 7, and 11, respectively. Currently, they are the only prospective participants in the Supplemental Plan
- -- see "Executive Compensation Committee Report on Executive Compensation--Other Compensation Plans."


                                            Years of Service
Final Average      --------------------------------------------------------------------
Compensation          10             15             20              25            30
- ------------          --             --             --              --            --
 $120,000          $20,000        $30,000         $40,000        $50,000        $60,000
  150,000           25,000         37,500          50,000         62,500         75,000
  200,000           33,333         50,000          66,667         83,333        100,000
  250,000           41,667         62,500          83,333        104,167        125,000
  300,000           50,000         75,000         100,000        125,000        150,000
  350,000           58,333         87,500         116,667        145,834        175,000

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURNS

The chart below sets forth a comparison of the Company's annual stockholder return with the annual stockholder return of (i) the Wilshire Next 1750 Universe index (an index of the stocks of 1,750 companies that have market capitalization ranging from $70 million to $725 million), and (ii) a peer group of publicly-traded companies that are similar in size and produce products and perform services similar to those of the Company. The companies in the peer group are Ampco-Pittsburgh Corporation, Steel Technologies Inc. and Fansteel Inc., and each company's contribution to the peer group's total value is weighted based on that company's market capitalization. The chart is based on an investment of $100 on December 29, 1989, and assumes that all dividends were reinvested. The chart is not an indicator of the future performance of the Company. Thus, it should not be used to predict the future performance of the Company's stock. The chart and related data were furnished by Wilshire Associates, a Santa Monica, California-based financial and investment firm.


                             FIVE YEAR CUMULATIVE
                                TOTAL RETURNS

                               12/29/89       12/31/90      12/31/91       12/31/92       12/31/93      12/30/94
Lindberg Corporation           $100.00        $116.00        $89.00         $82.00        $110.00        $158.00
Peer Group--Metal Processors   $100.00        $105.00        $98.00        $120.00        $171.00        $143.00
Wilshire Next 1750             $100.00         $82.00       $119.00        $141.00        $166.00        $163.00

                           PROPOSED AMENDMENTS TO THE
                    1991 STOCK OPTION PLAN FOR KEY EMPLOYEES

        The board of directors of the Company has adopted an amendment to the 1991 Stock Option Plan for Key Employees (the "1991 Employee Plan"), subject to approval by stockholders, which would increase the number of shares of common stock covered by the 1991 Employee Plan from 300,000 to 675,000. There are currently available 40,625 shares of common stock remaining for grant of options under the 1991 Employee Plan, and the board of directors believes it is desirable to have additional shares available for option.

        A copy of the 1991 Employee Plan, as proposed to be amended, accompanies this proxy statement as Appendix A. Its purpose is to secure for the Company and its stockholders the benefits of incentive inherent in the ownership of common stock of the Company by key employees who will be responsible for its future growth and continuing success.

        The 1991 Employee Plan provides that it will be administered by a stock option committee (the "Committee") appointed by the board of directors. It provides for the issuance of both incentive stock options ("Incentive Options") within the meaning of Section 422 of the Internal Revenue Code of 1986, and options which do not qualify as Incentive Options ("Non-Statutory Options").
If the amendment is approved, the 1991 Employee Plan will permit the Committee until January 23, 2001 to grant options to purchase a total of not more than 675,000 shares of the Company's common stock to certain key employees of the Company and its subsidiaries (including officers, whether or not they are directors). The Committee also may grant substitute options, with the optionee's consent, at a different option price to replace previously granted options. Options issued under the 1991 Employee Plan are currently held by 31 employees.

        The option price of an option granted under the 1991 Employee Plan is to be determined by the Committee at the time of grant but may not be less than the fair market value of the Company's common stock on the date of grant. Options may be exercised by giving written notice to the Company specifying the number of shares to be purchased, accompanied by the full purchase price in cash or by certified or cashier's check.

        Options may be granted under the 1991 Employee Plan for a term of not more than ten years and will be exercisable in such installments, at such time or times and subject to such conditions, as the Committee in its discretion determines. In the event of a "change in control" of the Company, as defined under the 1991 Employee Plan, all options outstanding become immediately exercisable in full without regard to any installments established under the 1991 Employee Plan. In the event that any outstanding option for any reason expires or is terminated, the shares allocable to the unexercised portion of such option may again be optioned.

        The Board may amend or discontinue the 1991 Employee Plan, except that no amendment or discontinuance may change or impair any option previously granted without the consent of the optionee, increase the maximum number of shares subject to option, change the minimum purchase price, change the limitations on the option period, or increase the time limitation on the grant of options.

        In the event that the Company's shares of common stock are changed by a stock dividend, split or combination of shares, or a merger, consolidation or reorganization with another company in which holders of the Company's common stock receive other securities, or other relevant change in the capitalization of the Company, a proportionate or equitable adjustment will be made in the number or kind of shares subject to unexercised options or available for options and in the purchase price for shares.

        Options are not transferable by the optionee otherwise than by will or the laws of descent and distribution. Options expire if the optionee's employment is terminated for "cause," which is defined in the 1991 Employee Plan as dishonesty, disloyalty or insubordination. In the event of death while the optionee is employed with the Company or within three months after termination of employment, the optionee's heirs, legatees or legal representatives, within one year after the date of death, may exercise the option in full if death occurred on or after the first anniversary of the option. If death occurred before the first anniversary of the option, the option may be exercised to the extent it was exercisable at the date of death. In the event of termination because of disability, the optionee may exercise the option within one year after such termination to the extent it was exercisable at the date of termination. In the event of termination other than for cause or by death or disability, the optionee may exercise the option within three months after such termination to the extent it was exercisable at the date of termination.

        With respect to Non-Statutory Options granted under the 1991 Employee Plan, the Company understands that under existing federal income tax law (i) no income will be recognized to the optionee at the time of grant, (ii) upon exercise of an option, the optionee will be required to treat as ordinary income the difference on the date of exercise between the option price and the fair market value of the stock purchased, and the Company will be entitled to a deduction equal to such amount, and (iii) assuming the shares received upon the exercise of such option constitute capital assets in the optionee's hands, any gain or loss upon disposition of the shares (measured by reference to the fair market value of the shares on the date of exercise) will be treated as capital gain or loss which will be long-term if the shares have been held longer than one year.

        Incentive Options granted under the 1991 Employee Plan are intended to qualify as "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986. The Company understands that under existing federal income tax law, if shares purchased pursuant to the exercise of an Incentive Option are not disposed of by the optionee within two years from the date of grant of the option or within one year after the transfer of the shares to him, then (i) no income will be recognized to the optionee upon either the grant or the exercise of the option, (ii) any gain or loss will be recognized to the optionee only upon ultimate disposition of the shares and, assuming the shares constitute capital assets in the optionee's hands, will be treated as long-term capital gain or loss, and (iii) the Company will not be entitled to a federal income tax deduction in connection with the grant or the exercise of the option. For purposes of computing the alternative minimum tax, the difference between the option price and the fair market value of the shares acquired upon exercise of an Incentive Option will increase the optionee's alternative minimum taxable income.

        If an optionee disposes of the shares acquired upon exercise of an Incentive Option within two years from the date of grant of the option or within one year after the transfer of the shares to him, ordinary income will be recognized to the optionee in any amount equal to the difference between the option price and the lesser of the fair market value of the shares on the date of exercise or the selling price. The balance of the optionee's gain on such disposition, if any, will be taxed as capital gain. If the Company complies with certain withholding requirements, it will be entitled to a deduction in the year of disposition equal to the amount of ordinary income recognized to the optionee.

        The only other amendment to the 1991 Employee Plan is to reflect the history of its adoption and amendment (Paragraph 12 of Appendix A).

                           PROPOSED AMENDMENTS TO THE
                      1991 STOCK OPTION PLAN FOR DIRECTORS

        The board of directors of the Company has also adopted amendments to the 1991 Stock Option Plan for Directors (the "1991 Directors Plan"), subject to approval by stockholders. The principal amendments are to extend the period during which options may be granted under the 1991 Directors Plan by five years, from April 25, 1996 to April 25, 2001, and to extend the period of duration of options granted under the 1991 Directors Plan from five to ten years. The 1991 Directors Plan would also be amended to remove references to options granted under the 1986 Directors Stock Option Plan, and to reflect the history of its adoption and amendment (see Paragraph 9 of Appendix B). There are currently options to purchase 9,000 shares outstanding under the 1991 Directors Plan held by each of Messrs. Bodeen, Puth, Decker and Schanck, exercisable at a price of $7.00 per share, expiring April 25, 1996. If the amendments are approved by stockholders, these options will also be amended and expire on April 25, 2001.

        The 1991 Directors Plan, a copy of which accompanies this proxy statement as Appendix B, is designed to help attract and retain well-qualified directors who are not employees of the Company, thus promoting the interests and long-range prospects of the Company and its stockholders.

        The 1991 Directors Plan covers 72,000 shares of the Company's common stock, which may be granted only to directors who are not employees of the Company. Under the 1991 Directors Plan, each person who becomes an eligible director will be granted an option to purchase 9,000 shares of the Company's common stock. No option may be granted under the 1991 Directors Plan, as proposed to be amended, subsequent to April 25, 2001.

        The option price for shares granted under the 1991 Directors Plan is the fair market value of the stock at the time of grant. Options may be exercised by giving written notice to the Company specifying the number of shares to be purchased, accompanied by the full purchase price in cash or by certified or cashier's check.

        All options under the 1991 Directors Plan, as proposed to be amended, will be for a term of ten years from the date of grant and become exercisable with respect to one-third of the total number of shares subject to the option one year after the date of grant and with respect to an additional one-third at the end of the second and third years thereafter. In the event that any outstanding option expires or is terminated, the shares allocable to the unexercised portion of such option may again be optioned.

        The 1991 Directors Plan provides that it shall be administered by a committee composed of one or more directors of the Company who are salaried employees of the Company. The board of directors may amend or discontinue the 1991 Directors Plan at any time provided that no such amendment or discontinuance may change or impair any option previously granted without the consent of the optionee and generally it may not be amended more than once every six months.

        In the event that the Company's shares of common stock are changed by a stock dividend, split or combination of shares, or a merger, consolidation or reorganization with another company in which holders of the Company's common stock receive other securities, or other relevant change in the capitalization of the Company, a proportionate or equitable adjustment will be made in the number or kind of shares subject to unexercised options or available for options and in the purchase price for shares.

        Options are not transferable by the optionee otherwise than by will or the laws of descent and distribution. In the event that an optionee ceases to be a director of the Company, the optionee or his heirs, legatees or legal representatives may exercise the option at any time within one year after termination of board membership for reasons other than death, but only to the extent it was exercisable at the time of termination and not after the expiration of the term of the option.

        The Company understands that under existing federal income tax law (i) no income will be recognized to the optionee at the time of grant of an option under the 1991 Directors Plan, (ii) upon exercise of an option, the optionee will be required to treat as ordinary income the difference on the date of exercise between the option price and the fair market value of the stock purchased, and the Company will be entitled to a deduction equal to such amount, and (iii) assuming the shares received upon the exercise of such option constitute capital assets in the optionee's hands, any gain or loss upon disposition of the shares (measured by reference to the fair market value of the shares on the date of exercise) will be treated as capital gain or loss which will be long-term if the shares have been held longer than one year.

                 VOTE NECESSARY TO APPROVE AMENDMENTS TO PLANS

        The affirmative vote of the holders of a majority of the shares of the Company's common stock present and entitled to vote at the annual meeting is necessary to approve the amendments. Unless otherwise instructed, proxies will be voted in favor of the approval of the amendments. Broker non-votes and abstentions will not be included in calculating the number of votes cast on the amendments. On March 10, 1995, the closing bid price of the Company's common stock on the NASDAQ National Market System as reported in The Wall Street Journal was $6.50 per share.

        THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS APPROVE THE AMENDMENTS TO THE 1991 EMPLOYEE PLAN AND THE 1991 DIRECTORS PLAN.

                                STOCK OWNERSHIP

        The following table sets forth information as of February 14, 1995 (except as otherwise noted) concerning shares of common stock of the Company beneficially owned by each person known to the Company to own more than 5% of its outstanding shares, and by the Company's directors and executive officers.

                                                                Number of Shares         Percent of
                                                                  Beneficially          Outstanding
Name and Address                                                    Owned(1)               Shares
- ----------------                                                    --------               ------
5% STOCKHOLDERS

Bank of America Illinois (formerly
   Continental Bank N.A.) and G. H. Bodeen,
   as co-trustees of trusts created
   under the will of L. A. Lindberg . . . . . . . . . .           423,674(2)                 9.0
   231 South LaSalle Street
   Chicago, IL 60693

Nancy L. Bodeen(3)  . . . . . . . . . . . . . . . . . .           353,257                    7.5
   1180 Whitebridge Hill
   Winnetka, Illinois 60093

Pioneering Management Corporation . . . . . . . . . . .           434,000(4)                 9.2
   60 State Street
   Boston, MA  02109-1820

Dimensional Fund Advisors Inc.  . . . . . . . . . . . .           238,000(5)                 5.0
   1299 Ocean Ave., 11th Floor
   Santa Monica, CA  90401

DIRECTORS AND EXECUTIVE OFFICERS

G. H. Bodeen  . . . . . . . . . . . . . . . . . . . . .           518,824(2)(6)(7)          11.0

R. F. Decker  . . . . . . . . . . . . . . . . . . . . .            10,500(7)                (8)

J. W. Puth  . . . . . . . . . . . . . . . . . . . . . .            10,000(7)                (8)

J. T. Schanck . . . . . . . . . . . . . . . . . . . . .            10,000(7)                (8)

L. G. Thompson  . . . . . . . . . . . . . . . . . . . .            88,500(7)                 1.9

S. S. Penley  . . . . . . . . . . . . . . . . . . . . .            27,500(7)                (8)

M. W. Nelson  . . . . . . . . . . . . . . . . . . . . .            14,200(7)                (8)

All directors and executive officers as a group
   (7 persons)(9) . . . . . . . . . . . . . . . . . . .           679,524(10)               14.1


- ---------------
(1)   Sole voting and dispositive power, except as otherwise indicated.

(2) Bank of America Illinois and G. H. Bodeen have shared voting and G. H. Bodeen has sole dispositive power as to 423,674 shares in their capacities as co-trustees of trusts created under the will of L. A. Lindberg.

(3) Nancy Bodeen, her mother and her sister are the beneficiaries of the trust created under the will of L. A. Lindberg. Mrs. Bodeen is the wife of G. H. Bodeen, Chairman of the Board of the Company.

(4) Based on a report of ownership on Schedule 13G dated January 17, 1995 filed with the Securities and Exchange Commission reporting ownership as of December 31, 1994.

(5) Based on a report of ownership on Schedule 13G dated January 31, 1995 filed with the Securities and Exchange Commission reporting ownership as of December 31, 1994. Dimensional Fund Advisors Inc. has sole voting power as to 163,000 shares.

(6) Mr. Bodeen individually owns beneficially 95,150 shares of common stock of the Company.

(7) Includes shares subject to stock options which are currently exercisable or become exercisable within 60 days of February 14, 1995, as follows:
      Messrs. Bodeen, Puth, Decker, and Schanck, 9,000 shares each, Mr. Thompson, 21,500 shares, Mr. Penley, 23,500 shares, and Mr. Nelson, 11,000 shares.

(8)   Less than 1% of the outstanding shares of the Company.

(9) During 1994, the officers filed late reports required by Section 16(a) of the Securities Exchange Act of 1934 on transactions in the Company's common stock as follows: L. G. Thompson, one report regarding an otherwise exempt stock option grant; S. S. Penley, one report regarding an otherwise exempt stock option grant; and M. W. Nelson, one report regarding three stock option grants that occurred prior to his becoming subject to the reporting requirements of Section 16(a).

(10) Includes 423,674 shares with shared voting power, and 92,000 shares subject to stock options which are currently exercisable or become exercisable within 60 days of February 14, 1995.

                              FINANCIAL STATEMENTS

      Stockholders are referred to the annual report for the fiscal year ended December 31, 1994, which is enclosed with this proxy statement, for financial and other information about the activities of the Company for such fiscal year, but such report is not incorporated in this proxy statement and is not a part of the proxy soliciting material.

                                 OTHER BUSINESS

      Management knows of no other matters which will be brought before the meeting. However, if any other matter is properly brought before the meeting, the persons named in the enclosed proxy will vote in accordance with their judgment on such matters. For business to be properly brought before the meeting by a stockholder, notice in proper written form must be given to the Secretary not less than 30 days or more than 60 days before the meeting and otherwise in compliance with the Company's By-Laws.

                             STOCKHOLDER PROPOSALS

      Any stockholder proposal to be considered for inclusion in proxy material for the Company's annual meeting of stockholders in April 1996 must be received at the principal executive office of the Company no later than November 24, 1995.


                RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

      During 1994, the Company engaged Arthur Andersen LLP as its independent public accountants.

      The appointment of auditors is approved annually by the board of directors, upon recommendation of the audit committee. The audit committee expects to recommend that Arthur Andersen LLP be selected as auditors for 1995.

It is expected that a representative of Arthur Andersen LLP will be present at the annual meeting of stockholders, with the opportunity to make a statement and to respond to appropriate questions by stockholders.

                                    GENERAL

      The cost of solicitation of proxies will be borne by the Company. In addition to solicitation of proxies by use of the mails, officers, directors and employees of the Company may solicit proxies on its behalf by means of telephone or telegraph. The Company will request brokers and other custodians, nominees and fiduciaries to forward proxy soliciting material to the beneficial owners of shares held of record by such persons, and reimburse them for their reasonable out-of-pocket costs.

Management does not know of any other matters of business that may come before the meeting. In the event that other matters should properly come before the meeting and are submitted for a vote, the individuals named in the proxy will vote in accordance with their judgment on such matters.

                                   By Order of the Board of Directors

                                   S. S. PENLEY
                                   Secretary

                                                                      APPENDIX A

                    1991 STOCK OPTION PLAN FOR KEY EMPLOYEES

     1. Purpose. The purpose of the Lindberg Corporation 1991 Stock Option Plan for Key Employees (the "Plan") is to secure for Lindberg Corporation and its stockholders the benefits of incentive inherent in the ownership of common stock of the Corporation by key employees who will be responsible for its future growth and continued success. Options granted under this Plan may be either "Incentive Stock Options" as defined in section 422 of the Internal Revenue Code as heretofore or hereafter amended (the "Code"), or non-Incentive Stock Options.

     2. Administration. The Plan shall be administered by a stock option committee (the "Committee") consisting of three directors of the Corporation none of whom is (or was at any time within one year before his appointment to the Committee) eligible to participate in the Plan. The Committee members shall be appointed by the Board of Directors of the Corporation, and shall serve at the pleasure of the Board. The Committee shall have the power to select optionees, to establish the number of shares and other terms applicable to each option, to interpret the Plan and options granted thereunder, to prescribe, amend and rescind rules relating to the Plan and to options granted thereunder and to make all other determinations necessary or advisable for the administration of the Plan. Any decision or action by the Committee shall be conclusive and binding upon all persons having any interest under the Plan.

     3. Eligibility. Options shall be granted only to key employees of the Corporation and its subsidiaries (including officers but excluding directors of the Corporation who are not also employees) selected by the Committee on the basis of the special importance of their services in the management, development and operations of the Corporation or its subsidiaries.

     4. Granting of Options. (a) The Committee may grant options to purchase from the Corporation a total of not more than 675,000 shares of the Corporation's common stock, subject to adjustment as provided in Paragraph 12.


          (b) With respect to Incentive Stock Options, (i) the aggregate fair market value (determined as of the time the option is granted) of the stock with respect to which options are exercisable for the first time by any employee during any calendar year (under all incentive stock option plans of the Corporation and its parent and subsidiary corporations) shall not exceed $100,000, and (ii) no option may be granted to any employee who, immediately after such option is granted, would own, within the meaning of section 422(b)(6) of the Code, stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Corporation or any of its subsidiaries, except that an option may be granted to such an employee if at the time the option is granted the option price is at least 110 percent of the fair market value of the stock subject to the option and the option by its terms is not exercisable after the expiration of five years from the date the option is granted.

          (c) No option shall be granted under the Plan after January 23, 2001. Each option granted pursuant to the Plan shall be evidenced by a written option agreement or certificate duly executed by the Corporation and the optionee. If an option expires or is terminated unexercised as to any shares, such released shares may again be optioned. Shares subject to options may be made available from unissued or reacquired shares of common stock.

          (d) The Committee may grant substitute options, with the optionee's consent, to replace previously granted options, notwithstanding the fact that the option price of the later option may differ from the option price of the earlier option.

     5. Option Price. The option price shall be determined by the Committee but, subject to adjustment under Paragraph 12, shall be not less than the fair market value at the time the option is granted, of the stock subject to the option.

     6. Terms of Option. The term of each option shall be determined by the Committee but shall not be more than ten years. Subject to Paragraph 9, (a) each option shall become exercisable in such installments, at such time or times and subject to such conditions, as the Committee in its discretion determines, and (b) the Committee may in its discretion at any time accelerate the exercisability of any option.

     7. Change in Control. Any option granted under the Plan to an optionee who is an employee of the Corporation or any of its subsidiaries on the date of a "Change in Control" shall be immediately exercisable in full on such date and thereafter during its specified term. The words "Change in Control" shall mean the occurrence, at any time during the specified term of an option granted under the Plan, of any of the following events:

          (a) The Corporation is merged, consolidated or reorganized into or with another corporation or other legal person, or there is an offer to holders of the common stock generally relating to the acquisition of their shares, and as a result of such merger, consolidation, reorganization or offer, less than 75% of the outstanding voting securities or other capital interests of the surviving, resulting or acquiring corporation or other legal person are owned in the aggregate by the stockholders of the Corporation immediately prior to such merger, consolidation, reorganization or offer;

          (b) The Corporation sells all or substantially all of its business and/or assets to any other corporation or other legal person, less than 75% of the outstanding voting securities or other capital interests of which are owned in the aggregate, directly or indirectly, by the persons who were stockholders of the Corporation immediately before or after such sale; or

          (c) During any period of two consecutive years, individuals who at the beginning of any such period constitute the directors of the Corporation cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election by the Corporation's stockholders, of each new director of the Corporation was approved by a vote of at least two-thirds of such directors of the Corporation then still in office who were directors of the Corporation at the beginning of any such period.

     8. Exercise of Option. (a) In order to exercise any option, the optionee or the optionee's heirs, legatees or legal representatives, as the case may be, shall deliver to the Corporation a written notice of exercise specifying the number of shares as to which the option is being exercised. Such notice shall be accompanied by the full purchase price in cash or by certified or cashier's check for the shares being purchased.

          (b) At the time of exercise of any option, the Corporation may, if it determines it necessary or desirable for any reason, require the optionee (or the optionee's heirs, legatees or legal representatives, as the case may be), as a condition to the exercise thereof to deliver to the Corporation a written representation of present intention to purchase the shares for investment and not for distribution. Each option shall also be subject to the requirement that, if at any time the Corporation determines, in its discretion, that the listing, registration or qualification of the shares subject to the option upon any securities exchange or under any state or federal law, or the consent or approval of any governmental or regulatory body, is necessary or desirable as a condition of, or in connection with, the issue or purchase of shares thereunder, the option may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Corporation.

     9. Termination of Employment-Exercise Thereafter. (a) If the employment of an optionee with the Corporation or any of its subsidiaries terminates for any reason except discharge for cause, the option may be exercised as follows:

                (i) if the optionee's employment is terminated otherwise than by death or disability, by the optionee at any time within three months after such termination;

                (ii) if the optionee's employment is terminated by death or if the optionee dies within three months after the termination of the optionee's employment, by the optionee's heirs, legatees or legal representatives at any time within one year after the date of death; or

                (iii) if the optionee's employment is terminated because of disability, by the optionee at any time within one year after the date of such termination.

          (b) Notwithstanding the foregoing, an option shall not be exercisable after the expiration of its specified term and shall be exercisable only to the extent it was exercisable at the date of such termination of employment, except that if the optionee's employment is terminated by death at any time on or after the first anniversary of the option, the option may be exercised in full during its specified term within one year after the date of death.

          (c) If an optionee is discharged for cause, the option shall expire forthwith and all rights to purchase shares under it shall terminate immediately. For this purpose, "discharge for cause" means a discharge on account of dishonesty, disloyalty or insubordination.

          (d) For purposes of the Plan, a person shall be considered to be "disabled" if the person is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve months, and the existence of such disability is established by medical evidence satisfactory to the Corporation.

          (e) A transfer of an employee from one company to another among the Corporation and its subsidiaries, or a transfer of an employee to another corporation assuming the option, or issuing a substitute option, in a transaction to which section 424(a) of the Code applies, shall not be considered a termination of employment for the above purposes.

     10. Non-Transferability of Options. No option shall be transferable by the optionee otherwise than by will or the laws of descent and distribution, and each option shall be exercisable during the optionee's lifetime only by the optionee.

     11. Withholding. At the time of exercise of any non-Incentive Stock Option, the Corporation may require, as a condition of the exercise of such option, the optionee to pay the Corporation an amount equal to the amount of the tax the Corporation may be required to withhold to obtain a deduction for federal income tax purposes as a result of the exercise of such option by the optionee.

     12. Adjustment. The number and kind of shares subject to the Plan and to options granted under the Plan shall be adjusted as follows: (a) in the event that the Corporation's outstanding common stock is changed by any stock dividend, stock split or combination of shares, the number of shares subject to the Plan and to options granted thereunder shall be proportionately adjusted;
(b) in the event of any merger, consolidation or other reorganization of the Corporation with any other corporation or corporations, there shall be substituted for each share of common stock then subject to the Plan, whether or not at the time subject to outstanding options, the number and kind of shares of stock or other securities or cash or other property into which each outstanding share of common stock of the Corporation shall be converted by such merger, consolidation or reorganization; and (c) in the event of any other relevant change in the capitalization of the Corporation, the Board of Directors shall provide for an equitable adjustment in the number of shares of common stock then subject to the Plan, whether or not then subject to outstanding options. In the event of any such adjustment the purchase price per share shall be proportionately adjusted.

     13. Miscellaneous. (a) Nothing contained in the Plan or in any option granted pursuant thereto shall confer upon any optionee any right to be continued in the employment of the Corporation or any subsidiary of the Corporation or to interfere in any way with the right of the Corporation or its subsidiaries to terminate the optionee's employment at any time.

          (b) No holder of any option shall be entitled to any rights of a stockholder of the Corporation with respect to any shares subject to the option until such shares have been paid for in full and issued.

     14. Amendment of Plan. The Board of Directors of the Corporation may amend or discontinue the Plan at any time. However, no such action (other than an adjustment under Paragraph 12) shall (a) change or impair any option previously granted without the consent of the optionee, (b) increase the maximum number of shares subject to option hereunder, (c) change the minimum purchase price, (d) change the limitations on the option period or (e) increase the time limitation on the grant of options.

     15. Effective Date. The Plan was adopted by the Board of Directors on January 24, 1991, and approved by the holders of a majority of the shares of the Corporation's stock present and entitled to vote at a meeting of stockholders on April 26, 1991. The 1995 amendments to the Plan were adopted by the Board of Directors on January 28, 1995 and ordered to be submitted to the stockholders of the Corporation for their approval. If the 1995 amendments are approved by the holders of a majority of the shares of the Corporation's stock present and entitled to vote at a meeting of stockholders, the amendments shall become effective on that date.

                                                                      APPENDIX B

                      1991 STOCK OPTION PLAN FOR DIRECTORS

     1. Purpose. The purpose of the 1991 Stock Option Plan for Directors (the "Plan") is to help attract and retain well-qualified directors who are not employees of the Company, thus promoting the interests and long-range prospects of the Company and its stockholders.

     2. Administration of the Plan. The Plan shall be administered by a committee composed of one or more directors of the Company who are salaried employees of the Company. The Committee is authorized to interpret the Plan and the options granted thereunder, and to establish and modify such rules and regulations as they deem necessary and appropriate. The Committee's interpretation of the Plan and options granted thereunder is conclusive.

     3. Eligibility for Options. Directors who are not salaried employees of the Company shall be eligible for options under the Plan.

     4. Granting of Options. Options shall be granted to eligible directors of the Company as follows:

                (i) Each eligible director of the Company shall be granted on the effective date of this Plan an option to purchase 9,000 shares of the Company's common stock; and

                (ii) Each person who becomes an eligible director after the effective date of this Plan shall be granted an option to purchase 9,000 shares of the Company's common stock.

     No director may hold at any time outstanding options on more than 9,000 shares.

     The aggregate number of shares which shall be available to be optioned under this Plan shall be 72,000 shares. Such number of shares, and the number of shares subject to options outstanding under the Plan, shall be subject in all cases to adjustment as provided later in this Plan. If an option expires or is terminated unexercised as to any shares, such released shares may again be optioned.

     No option shall be granted under the Plan subsequent to April 25, 2001.

     5. Price. The option price for shares granted under the Plan shall be the fair market value of the shares subject to option on the date the option is granted.

     6. Exercise of Options. Each option granted under the Plan shall become exercisable in three equal installments, one-third becoming exercisable one year after the date of the grant, one-third becoming exercisable two years after the date of the grant, and one-third becoming exercisable three years after the date of the grant.


        An optionee may exercise his or her option by giving written notice to the Company specifying the number of shares to be purchased, accompanied by full payment therefor in cash, or by certified or cashier's check.

     The Company may require an optionee to deliver at the time of exercise a written representation of present intention to purchase shares for investment and not for distribution.

     7. Duration and Termination of Options. Options granted under the Plan will expire ten years from the date of grant. If a director to whom an option is granted ceases to be a director for any reason other than death, such option may be exercised by him or her at any time within three months after such termination of Board membership to the extent it was exercisable at the time of termination (but in no event after the expiration of such three-month period or ten years from the date of grant). In the event of a director's death while serving on the Company's Board, that director's option may be exercised by his or her estate or the person or persons who acquire the right to exercise such option by bequest or inheritance at any time within one year after the date of death to the extent the director was entitled to exercise the option at his or her death (but in no event after the expiration of such one-year period or ten years from the date of grant).

     8. Other. Options are not transferable otherwise than by will or the laws of descent and distribution, and during the director's life may be exercised only by the director.

     The number and kind of shares subject to the Plan and to options granted under the Plan shall be subject to adjustment as follows: (a) in the event that the Company's outstanding common stock is changed by any stock dividend, stock split or combination of shares, the number of shares subject to the option shall be proportionately adjusted; (b) in the event of any merger, consolidation or other reorganization of the Company with any other corporation or corporations, there shall be substituted for each share of common stock then subject to the option the number and kind of shares of stock or other securities or cash or other property into which each outstanding share of common stock of the Company shall be converted by such merger, consolidation or reorganization; and (c) in the event of any other relevant change in the capitalization of the Company, the Board of Directors shall provide for an equitable adjustment in the number of shares of common stock then subject to the option. In the event of any such adjustment, the purchase price per share shall be proportionately adjusted.

     Options granted under the Plan shall be evidenced by a certificate, signed by the President or a Vice President of the Company.

     This Plan may be amended or discontinued by the Board of Directors at any time, provided that it may not be amended more than once every six months, other than to comport with changes in the Internal Revenue Code, the Employee Retirement Income Security Act, or the rules thereunder. No such action shall change or impair any option previously granted without the optionee's consent.

     When the Plan becomes effective as indicated below, no options shall be granted thereafter under the 1986 Plan.

     9. Effective Date. The Plan was adopted by the Board of Directors on January 24, 1991, and approved by the holders of a majority of the shares of the Corporation's stock present and entitled to vote at a meeting of stockholders on April 26, 1991. The 1995 amendments to the Plan were adopted by the Board of Directors on January 28, 1995 and ordered to be submitted to the stockholders of the Corporation for their approval. If the 1995 amendments are approved by the holders of a majority of the shares of the Corporation's stock present and entitled to vote at a meeting of stockholders, the amendments shall become effective on that date.

                              LINDBERG CORPORATION
                             6133 NORTH RIVER ROAD
                                   SUITE 700
                           ROSEMONT, ILLINOIS  60018

                       THIS PROXY IS SOLICITED ON BEHALF
                           OF THE BOARD OF DIRECTORS

      The undersigned hereby appoints G. H. Bodeen, L. G. Thompson and S. S. Penley as Proxies, each with the power to appoint a substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of common stock of Lindberg Corporation which the undersigned would be entitled to vote if personally present at the annual meeting of stockholders to be held on April 26, 1995 or any adjournment thereof. A majority (or if only one, then that one) of the above Proxies (or their substitutes) present and acting at the meeting shall have all of the powers conferred hereby.

1.    ELECTION OF DIRECTORS.  Nominee:  R. F. Decker
      / / FOR                / / WITHHELD

2.    AMENDMENTS TO THE 1991 STOCK OPTION PLAN FOR KEY EMPLOYEES
      / / FOR                / / AGAINST           / / ABSTAIN

3.    AMENDMENTS TO THE 1991 STOCK OPTION PLAN FOR DIRECTORS
      / / FOR                / / AGAINST           / / ABSTAIN

4. In their discretion, on any other matters that may properly come before the meeting.

      The board of directors recommends that stockholders vote for the director nominee listed above and for Proposals 2 and 3.

(Please sign and date this proxy on the reverse side and return it in the enclosed envelope.)

                         (Continued from reverse side)

      This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder.

      If no direction is made, this proxy will be voted FOR the director nominee listed on the reverse side, and FOR Proposals 2 and 3.

      Please sign exactly as name or names appear below. Joint owners should each sign personally. If you sign as agent or in any other representative capacity, please state the capacity in which you sign. Attorneys should submit powers of attorney.

                             DATE:________________________, 1995


                             ________________________________
                             Signature


                             ________________________________
                             Signature if held jointly

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.